UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event report):  April 7, 2008 (April 1, 2008)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33460 (Commission File Number)	94-1690082 (I.R.S. Employer Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  Appointment of Principal Officers

On April 4, 2008, Geokinetics Inc., a Delaware corporation (the “Company” or “Geokinetics”) issued a press release announcing the appointment of Mark A. Hess to the newly created position of Vice President and Chief Accounting Officer effective April 1, 2008.  There are no family relationships between Mr. Hess and any of the executive officers or directors of Geokinetics. Prior to joining the Company, Mr. Hess served as Director of Finance and in various other senior financial roles for Compagnie Generale de Geophysique-Veritas (“CGGVeritas”), formerly Veritas, Inc., from November 2004 until March 2008. Prior to that, he owned and managed a wholesale and retail automotive aftermarket accessory business for five years and was employed by Stage Stores, Inc. for ten years most recently serving as Senior Vice President and Treasurer. Mr. Hess is a Certified Public Accountant in the State of Texas and a member of the Texas Society of Certified Public Accountants.  He has over 25 years experience in accounting and finance most of which has been with public companies.

In an offer letter dated January 31, 2008, Mr. Hess agreed to serve as the Vice President and Chief Accounting Officer of Geokinetics Inc.  The compensation payable to Mr. Hess consists of: (i) an annual base salary of $170,000 per year (reviewed annually), (ii) participation in the Company’s bonus plan with an annual target of 37.5% of his annual base salary paid in accordance with the Company’s Total Compensation Program, (iii) a sign-on bonus of $30,000 payable within 30 days of start date and (iv) an award of 3,500 restricted shares of Geokinetics Common Stock, which restrictions will be lifted in three equal annual installments beginning one year from the effective date of May 15, 2008.   Mr. Hess is also entitled to receive as compensation a sum equal to .75 times his annual base salary should the Company terminate his employment, other than for cause, to be paid in accordance with the Company’s policy in place at the time.  In the event of a change of control resulting in a dimunition of duties, responsibilities or position (“Material Negative Event”), Mr. Hess will have the right to terminate his employment by providing the Company with written notice within 90 days following the occurrence of the Material Negative Event and he will be entitled to receive as compensation a sum equal to his annual base salary.

A copy of the offer letter is attached hereto as Exhibit 10.1.  A copy of the press release is attached hereto as exhibit 99.1, the contents of which are furnished in its entirety.

ITEM 7.01                                  Regulation FD Disclosure

On April 4, 2008, the Company announced the participation of Richard Miles, the Company’s President and Chief Executive Officer and Scott McCurdy, the Company’s Vice President and Chief Financial Officer, in Howard Weil’s 36th Annual Energy Conference on Wednesday, April 9, 2008, starting at 1:15 p.m. Central Daylight Time at the Sheraton New Orleans Hotel, New Orleans, LA.  The press release is attached hereto as exhibit 99.2, the contents of which are furnished in its entirety.

The information in Item 7.01 of this Current Report on Form 8-K, including the exhibits, is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1932, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)           Exhibits

10.1         Offer letter for Mark A. Hess

99.1         Press release dated April 4, 2008, announcing Mark Hess joining Geokinetics

99.2         Press release dated April 4, 2008, announcing participation in Howard Weil conference

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: April 7, 2008	By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President and Chief Financial Officer

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